UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

DEVELOPMENT CAPITAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-54566	27-3746561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Kellogg Ave. Carlsbad, CA 92008
(Address of principal executive offices, including zip code)

(888) 415-7758
(Registrant's telephone number, including area code) 9190 West Olympic Blvd., Suite 200 Los Angeles, CA 90212

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 - Unregistered Sales of Equity Securities.

On January 9, 2015, the registrant Development Capital Group, Inc. (“Company”) issued five unsecured convertible promissory notes to five Company debt-holders in the aggregate principal amount of $779,095 (“Notes”). The Notes were issued in exchange for Company debt previously held in the form of promissory notes, a loan and merchant services debt. The Notes: (i) accrue interest at 12% per year, (ii) are convertible at any time by holder into shares of Company common stock, (iii) may be pre-paid at anytime by Company without penalty, (iv) have a conversion rate of 70% to of the average of the closing prices as reported on OTCMarkets for the 20 trading days prior to conversion, (v) and mature in 3 years from issuance.

The securities issued pursuant to the above transactions were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, and were issued in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Ray Reyes
President

Dated: February 5, 2015